MANAGERS AMG FUNDS

AMENDED AND RESTATED MULTIPLE CLASS EXPENSE

ALLOCATION PLAN PURSUANT TO RULE 18f-3

April 4, 2012

Managers AMG Funds, a Massachusetts business trust (the “Trust”), engages in business as an open-end management investment company. The Trust issues shares of beneficial interest in separate series, with shares of each series representing interests in a separate portfolio of securities and other assets (the Trust’s series together with all other such series subsequently established by the Trust are referred to herein individually as a “Series” and, collectively as the “Series”). The Trust has designated for certain Series certain separate classes of shares, as set forth on Schedule B hereto (each a “Class”). The Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”)), having been furnished with and having evaluated information reasonably necessary to evaluate this Amended and Restated Multiple Class Expense Allocation Plan Pursuant to Rule 18f-3 (“Plan”), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Series individually, and each Series and the Trust as a whole. Accordingly, the Trust has hereby adopted this Plan on behalf of its Series set forth on Schedule A hereto.

Section 1. Class Differences.

Each Class of a Series shall represent an equal pro rata interest in the same portfolio of investments of that Series and, except as otherwise set forth in this Plan, shall differ solely with respect to: (i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive voting rights of each Class on matters submitted to shareholders that relate solely to that Class; (iii) the separate voting rights of each Class on matters submitted to shareholders in which the interests of one Class differ from the interests of another Class; (iv) such differences relating to eligible investors as may be set forth in the prospectuses and statements of additional information of each Series, as the same may be amended or supplemented from time to time (each a “Prospectus” and “SAI” and collectively, the “Prospectus” and “SAI”); (v) the designation of each Class; (vi) exchange privileges as provided for in Section 4; and (vii) conversion features as provided for in Section 5.

Section 2. Distribution and Service Arrangements.

Class A shares shall be subject to an initial sales charge. The initial sales charge shall be reduced or waived for certain eligible purchasers and for certain large volume purchases, as set forth in the Prospectus or SAI. Class A shares shall be subject to a contingent deferred sales charge and shall be charged annual distribution and service fees under a Plan of Distribution Adopted Pursuant to Rule 12b-1 under the 1940 Act (the “Rule 12b-1 Plan”). Class A shares shall be sold only to those institutional and individual investors meeting the requirements set forth in the Prospectus and SAI. The amount of and the provisions related to the contingent deferred sales charge and the amount of the initial sales charge, and the amount of distribution and shareholder servicing fees under the Rule 12b-1 Plan (“Rule 12b-1 Plan Fees”) pertaining to the Class A shares, are set forth on Schedule B hereto.

Class C shares shall be subject to a contingent deferred sales charge and shall be charged Rule 12b-1 Plan Fees. Class C shares shall be sold only to those institutional and individual investors meeting the requirements set forth in the Prospectus and SAI. The amount of and the provisions related to the contingent deferred sales charge and the amount of Rule 12b-1 Plan Fees pertaining to the Class C shares, are set forth on Schedule B hereto.

Investor Class shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge. Investor Class shares shall be charged Rule 12b-1 Plan Fees. The amount of Rule 12b-1 Plan Fees pertaining to the Investor Class shares are set forth on Schedule B hereto. Investor Class shares shall be sold only to those institutional and individual investors meeting the requirements set forth in the Prospectus and SAI. Investor Class shares also may pay fees for shareholder servicing provided by financial intermediaries (“Financial Intermediary Shareholder Servicing Fees”) as set forth on Schedule B hereto.

Service Class shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge and are not subject to any Rule 12b-1 Plan Fees. Service Class shares shall be sold only to those institutional and individual investors meeting the requirements set forth in the Prospectus and SAI. Service Class shares also may pay Financial Intermediary Shareholder Servicing Fees as set forth on Schedule B hereto.

Institutional Class shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge and are not subject to any Rule 12b-1 Plan Fees. Institutional Class shares shall be sold only to those institutional and individual investors meeting the requirements set forth in the Prospectus and SAI. Institutional Class shares also may pay Financial Intermediary Shareholder Servicing Fees as set forth on Schedule B hereto.

Section 3. Expense Allocation.

(a) Class Expenses.

Certain expenses may be attributable to a particular Class (“Class Expenses”). Class Expenses shall be allocated exclusively to the particular Class to which they are attributable. In addition to Rule 12b-1 Plan Fees and Financial Intermediary Shareholder Servicing Fees described in Section 2 above, Class Expenses may include, but are not limited to, (a) expenses associated with the addition of classes of shares to the Trust (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares); (b) expenses of administrative personnel and services required to support the shareholders of a specific Class; (c) litigation or other legal expenses relating to a specific Class of shares; (d) Trustees’ fees or expenses incurred as a result of issues relating to a specific Class of shares, (e) accounting expenses relating to a specific Class of shares; and (f) transfer agency fees and expenses.

Expenses attributable to a Series other than Class Expenses shall be allocated to each Class based on its net asset value relative to the net asset value of the Series.

Section 4. Exchange Privilege.

Shares of a Class may be exchanged for shares of the same Class of another Series or for shares of certain other series advised by Managers Investment Group LLC, as set forth in the Prospectus.

Section 5. Conversion Feature.

Class C shares of a Series automatically convert to Class A shares of the Series after they have been held for 10 years, based on the relative net asset value of each such Class without imposition of any sales charge, fee or other charge, and thereafter are subject to the lower fees charged to Class A shares.

Section 6. Additional Information.

The Prospectus and SAI contain additional information about each Class and the Series’ multiple class structure. This Plan is subject to the terms of the Prospectus and SAI; provided, however, that none of the terms set forth in the Prospectus and SAI shall be inconsistent with the terms of this Plan.

Section 7. Term and Termination.

(a) The Series.

This Plan shall become effective with respect to each Series as set forth on Schedule A hereto, and shall continue in effect with respect to the Classes of each such Series until terminated in accordance with the provisions of Section 7(b) hereof.

(b) Termination.

This Plan may be terminated at any time with respect to the Trust or any Series or Class thereof, as the case may be, by vote of a majority of both the Trustees of the Trust and the Independent Trustees. The Plan may remain in effect with respect to the Trust or any Series or Class thereof even if it has been terminated in accordance with this Section 7(b) with respect to any other Series or Class of the Trust.

Section 8. Amendments.

Before any material amendment to this Plan affecting the Trust or any Series or Class thereof, a majority of both the Trustees of the Trust and the Independent Trustees shall find that the amendment is in the best interests of each Class of each Series individually and each Series and the Trust as a whole.

MANAGERS AMG FUNDS

MULTIPLE CLASS EXPENSE ALLOCATION PLAN

PURSUANT TO RULE 18f-3

SCHEDULE A

Series

Systematic Value Fund

Essex Small/Micro Cap Growth Fund

Systematic Mid Cap Value Fund

GW&K Small Cap Equity Fund

GW&K Municipal Enhanced Yield Fund

GW&K Municipal Bond Fund

Renaissance Large Cap Growth Fund

Trilogy International Small Cap Fund

Trilogy Global Equity Fund

Trilogy Emerging Markets Equity Fund

Yacktman Focused Fund

Yacktman Fund

MANAGERS AMG FUNDS

MULTIPLE CLASS EXPENSE ALLOCATION PLAN

PURSUANT TO RULE 18f-3

SCHEDULE B

Systematic Value Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class A	5.75%	1.00%	.25%	None
Class C	None	1.00%	1.00%	None
Institutional Class	None	None	None	None

Essex Small/Micro Cap Growth Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class A	5.75%	1.00%	.25%	None
Class C	None	1.00%	1.00%	None

Systematic Mid Cap Value Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class A	5.75%	1.00%	.25%	None
Class C	None	1.00%	1.00%	None
Institutional Class	None	None	None	None

GW&K Small Cap Equity Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Investor Class	None	None	.25%	Up to .25%
Service Class	None	None	None	Up to .25%
Institutional Class	None	None	None	None

GW&K Municipal Enhanced Yield Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Investor Class	None	None	.25%	Up to .25%
Service Class	None	None	None	Up to .25%
Institutional Class	None	None	None	None

GW&K Municipal Bond Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Investor Class	None	None	.25%	Up to .25%
Service Class	None	None	None	Up to .25%
Institutional Class	None	None	None	None

Renaissance Large Cap Growth Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Investor Class	None	None	.25%	Up to .25%
Service Class	None	None	None	Up to .25%
Institutional Class	None	None	None	None

Trilogy International Small Cap Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Investor Class	None	None	.25%	Up to .25%
Service Class	None	None	None	Up to .25%
Institutional Class	None	None	None	Up to .05%

Trilogy Global Equity Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Investor Class	None	None	.25%	Up to .25%
Service Class	None	None	None	Up to .25%
Institutional Class	None	None	None	Up to .05%

Trilogy Emerging Markets Equity Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Investor Class	None	None	.25%	Up to .25%
Service Class	None	None	None	Up to .25%
Institutional Class	None	None	None	Up to .05%

Yacktman Focused Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Investor Class	None	None	.25%	Up to 0.25%
Service Class	None	None	None	Up to 0.20%
Institutional Class	None	None	None	None

Yacktman Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Investor Class	None	None	.25%	Up to 0.25%
Service Class	None	None	None	Up to 0.20%
Institutional Class	None	None	None	None